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                                                                    EXHIBIT 5.01




                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306


                                September 5, 1997

CardioGenesis Corporation
540 Oakmead Parkway
Sunnyvale, California 94086

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about September 5, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 300,000 shares of your Common Stock (the "Stock") that are subject to issuance by you upon the exercise of stock options granted or to be granted by you under your 1996 Equity Incentive Plan, as amended (the "Plan"). In rendering this opinion, we have examined the following:

        (1) your Registration Statement on Form SB-2 (File Number 333-3752-LA) declared effective by the Commission on May 21, 1996, together with all Exhibits filed as a part thereof, including without limitation the Plan and related stock option grant and exercise agreements;

        (2) your registration statement on Form 8-A filed with the Commission on May 1, 1996, together with oral confirmation of the effectiveness thereof issued by the Commission on May 21, 1996;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof, including, without limitation, a copy of the Plan and related documents;

        (4) the Prospectuses prepared in connection with the Registration Statement;

        (5) the minutes of meetings of your Board of Directors held on April 12, 1996 and April 16, 1997, the written consent of the Company's stockholders and the stockholder's of the Company's predecessor, effective April 12, 1996 and the minutes of the Company's Annual Meeting of Stockholders held on May 28, 1997;

        (6) the stock records that you have provided to us (consisting of written confirmation of the number of shares of your Common Stock that are issued and outstanding provided by your transfer agent, Boston Equiserve, L.P. as of August 31, 1997, and a list of option holders respecting your capital stock that was prepared by you and dated as of September 5, 1997);
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CardioGenesis Corporation
September 5, 1997
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        (7)     the Restated Certificate of Incorporation, certified by the
                Secretary of State of Delaware on May 28, 1996, and Bylaws of the Company, certified by the Company Secretary on April 16, 1996; and

        (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

        Based upon the foregoing, it is our opinion that the 300,000 shares of Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted under the Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                    Very truly yours,





                                    FENWICK & WEST LLP


                                    By: /s/ BRUCE W. JENETT
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